Exhibit 23.7

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179
Tel 212.272.2000
www.bearstearns.com

Board of Directors Fidelity National Financial, Inc. 601 Riverside Avenue Jacksonville, California 32204	August 8, 2003

Members of the Board:

     We hereby consent to the inclusion of (i) our opinion letter, dated July 11, 2003, to the Board of Directors of Fidelity National Financial, Inc. (“FNF”) as Annex C to the joint proxy statement/prospectus of FNF included in FNF’s Registration Statement on Form S-4 (the “Registration Statement”) relating to the proposed merger involving Fidelity National Information Solutions, Inc. and FNF and (ii) all references made to our firm and the description of our opinion in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are “experts” for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

BEAR, STEARNS & CO. INC

By: /s/ Davies B. Beller

BEAR, STEARNS & CO. INC